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Exhibit 10(a)

SIXTH AMENDMENT TO SPLIT DOLLAR LIFE INSURANCE AGREEMENT
COLLATERAL ASSIGNMENT PLAN

        This Amendment relates to that certain Split Dollar Life Insurance Agreement made as of the 13th day of June, 1980 between CITY NATIONAL BANK and THE GOLDSMITH 1980 INSURANCE TRUST (the "Agreement") and shall hereby amend paragraph 7 thereof to provide that the Agreement shall terminate on May 15, 2001.

        Except as amended by the foregoing, the Agreement shall remain in full force and effect and without any other change.

        This Agreement is made and agreed to as of this 18th day of March, 1998.

THE GOLDSMITH 1980 INSURANCE TRUST		CITY NATIONAL BANK
By	Bruce Leigh Goldsmith Trustee	By
Its
By	Russell David Goldsmith Trustee
CITY NATIONAL BANK
By	Trustee

EXHIBIT "A"

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Exhibit 10(a)
SIXTH AMENDMENT TO SPLIT DOLLAR LIFE INSURANCE AGREEMENT COLLATERAL ASSIGNMENT PLAN